Exhibit TB3.93

Adopted: December 2, 1993

BYLAWS OF

CBL/GP, Inc.

(A Wyoming Corporation)

C O N T E N T S

ARTICLE 1 – OFFICES

1.1	Principal Office
1.2	Registered Office

ARTICLE 2 – SHAREHOLDERS

2.1	Annual Meetings
2.2	Special Meetings
2.3	Place of Meetings
2.4	Notice of Meetings
2.5	Fixing of Record Date
2.6	Shareholders’ List for Meeting
2.7	Quorum
2.8	Proxies
2.9	Voting of Shares
2.10	Voting of Shares by Certain Holders
2.11	Action Without a Meeting

ARTICLE 3 – Board of Directors

3.1	General Powers
3.2	Number, Tenure and Qualifications
3.3	Regular Meetings
3.4	Special Meetings
3.5	Notice of Meetings
3.6	Quorum
3.7	Manner of Acting
3.8	Action Without a Meeting
3.9	Removal
3.10	Vacancies
3.11	Compensation
3.12	Presumption of Assent

ARTICLE 4 – OFFICERS

4.1	Number
4.2	Election and Term of Office
4.3	Removal
4.4	Vacancies
4.5	Chairman of the Board
4.6	The President
4.7	The Vice-President(s)
4.8	The Secretary
4.9	The Treasurer
4.10	Assistant Secretaries and Assistant Treasurers
4.11	Compensation

ARTICLE 5 – CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1	Contracts
5.2	Loans
5.3	Checks, Drafts, etc.
5.4	Deposits

ARTICLE 6 – CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1	Certificates for Shares
6.2	Transfer of Shares

ARTICLE 7 – WAIVER OF NOTICE

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ARTICLE 8 – INDEMNIFICATION

8.1	Indemnification
8.2	Insurance
8.3	Expenses
8.4	Severability

ARTICLE 9 – AMENDMENT

ARTICLE 10 – EMERGENCY BYLAWS

ii

Adopted: December 2, 1993

BYLAWS OF

CBL/GP, Inc.

(A Wyoming Corporation)

ARTICLE 1

OFFICES

1.1    Principal Office. The principal office of the corporation in the State of Tennessee shall be located in the City of Chattanooga, County of Hamilton. The corporation may have such other offices, either within or without the State of Tennessee, as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.2    Registered Office. The registered office of the corporation, required by the Wyoming Business Corporation Act (the “Act”), as the same exists or may hereafter be amended, to be maintained in the State of Wyoming shall be located at 1720 Carey Avenue, Cheyenne, Wyoming 82001, identical with the principal office in the State of Tennessee, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE 2

SHAREHOLDERS

2.1    Annual Meetings. An annual meeting of the shareholders shall be held at any time during the third (3rd) month following the close of the corporation’s fiscal year, or at a time which is within the six (6) months following the close of any fiscal year, as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Tennessee, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

2.2    Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, shall be held (i) on call of the Board of

Directors or the President; or (ii) if the holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the special meeting sign, either manually or in facsimile, date and deliver to the Corporation’s Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held.

2.3    Place of Meetings. The Board of Directors may designate any place, either within or without the State of Tennessee, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Tennessee, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Tennessee.

2.4    Notice of Meetings. Written notice stating the place, date and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or other person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Any shareholder may waive notice of any meeting. The waiver shall be in writing, be signed, either manually or in facsimile, by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. The attendance of a shareholder at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.5    Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

2.6    Shareholders’ List for Meeting. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent, or attorney is entitled on written demand to inspect and, subject to the requirements of the Act, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The corporation shall make the shareholders’ list available at the meeting, and any shareholder, his agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

2.7    Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes opposing the action, unless the Act requires a greater number of affirmative votes. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

2.8    Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

2.9    Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

2.10    Voting of Shares by Certain Holders. (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

(b)    Shares held by an administrator, executor, guardian or conservator may be voted by such administrator, executor, guardian or conservator, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, guardian or conservator. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote such shares without a transfer of such shares into the name of such trustee.

(c)    Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the name of such receiver if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(d)    A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e)    Shares held by another corporation shall not be voted at any meeting, or counted in determining the total number of outstanding shares at any given time for purposes of any meeting, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation.

2.11    Action without A Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if notice of the proposed action is given to all shareholders entitled to vote on the action. The action shall be evidenced by one (1) or more written consents describing the action taken, signed, either manually or in facsimile, by the holders of the requisite number of shares entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE 3

BOARD OF DIRECTORS

3.1    General Powers. The business and affairs of the corporation shall be managed under the authority and direction of its Board of Directors.

3.2    Number, Tenure and Qualifications. The number of directors of the corporation shall be set at any meeting of the shareholders, so long as the legal requirement is met that there be at least one director. Each director shall hold office until the next annual meeting of shareholders and until the director’s successor shall have been elected and qualified. Directors need not be residents of the State of Tennessee or Wyoming or shareholders of the corporation.

3.3    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Tennessee, for the holding of additional regular meetings without other notice than such resolution.

3.4    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors, or if there is only one director, by the sole director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Tennessee, as the place for holding any special meeting of the Board of Directors called by them.

3.5    Notice of Meetings. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at the director’s business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The waiver shall be in writing, signed, either manually or in facsimile, by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.6    Quorum. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.7    Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.8    Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents describing the action taken, signed, either manually or in facsimile, by each director, in one (1) or more counterparts, and shall be included in the minutes or filed with the corporate records reflecting the action taken.

3.9    Removal. One (1) or more directors may be removed with or without cause by vote of the shareholders.

3.10    Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the shareholders or the Board of Directors for a term of office continuing until the next election of directors by the shareholders.

3.11    Compensation. By resolution of the Board of Directors, directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.12    Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at the meeting; the director’s dissent or abstention from the action is entered in the minutes of the meeting; or the director delivers written notice of such dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE 4

OFFICERS

4.1    Number. The corporation shall have a President, a Secretary and such other officers as are elected by the Board of Directors. Any two or more offices may be held by the same person.

4.2    Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the officer’s successor shall have been duly elected and shall have qualified or until the officer’s death, resignation or removal in the manner hereinafter provided.

4.3    Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.4    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

4.5    Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders and directors, and, unless otherwise provided by law, when the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the corporation. The Chairman shall have such other powers and duties as the board may prescribe from time to time. In the event of the disability of the President, the Chairman shall exercise all the powers and discharge all the duties of the President.

4.6    The President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The President shall, in the absence of a Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. The President may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

4.7    The Vice-President(s). In the absence of the President or in the event of the President’s death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to the Vice President by the President or by the Board of Directors.

4.8    The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records (and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized); (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

4.9    The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of duties to be performed by the Treasurer in such sum and with such surety or sureties as the Board of Directors shall determine.

4.10    Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

4.11    Compensation. The Board of Directors shall set the compensation, or provide for setting the compensation, of all officers of the corporation. The authority to set the compensation of all officers other than the President, may be delegated to the President, in the discretion of the Board of Directors.

ARTICLE 5

CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1    Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

5.2    Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

5.3    Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

5.4    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE 6

CERTIFICATES FOR SHARES AND

THEIR TRANSFER

6.1    Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed, either manually or in facsimile, by the President or a Vice-President and by the Secretary or an Assistant Secretary. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

6.2    Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney, duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE 7

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 8

INDEMNIFICATION

8.1    Indemnification. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, agent, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified and held harmless to the fullest extent permissible under and pursuant to the Act against all expenses, liabilities and losses (including, but not limited to counsel fees, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by a director or officer in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such right of indemnification shall not be exclusive of any other right which a director or officer may have or hereafter acquire and, without limiting the generality of the foregoing, a director or officer shall be entitled to the right of indemnification under any agreement, vote of stockholders, provision of law, or otherwise, as well as the rights under this section.

8.2    Insurance. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent, or trustee of another corporation, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against such person and incurred in any capacity or arising out of such status, whether or not the corporation would have power to indemnify such person.

8.3    Expenses. Expenses incurred by a director or officer of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that such director or officer is, or was, a director or officer of the corporation (or was serving at the corporation’s request as a director, officer, employee, agent, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding if: (a) the director or officer furnishes the corporation a written affirmation of such director’s or officer’s good faith belief that such director or officer has met the standard of conduct described in T.C.A. Section 48-18-502; (b) the director or officer furnishes the corporation a written undertaking, executed personally or on behalf of such director or officer, to repay any advances if it is ultimately determined that such director or officer is not entitled to indemnification; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Act.

8.4    Severability. If any provision of this article or the application thereof to any person or circumstance is adjudicated invalid, such invalidity shall not affect other provisions or application of this article which lawfully can be given without the invalid provision or application.

ARTICLE 9

AMENDMENT

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the shareholders or by the Board of Directors at any regular or special meeting.

ARTICLE 10

EMERGENCY BYLAWS

The emergency Bylaws provided in this Article shall be operative during any emergency in the conduct of the business of the corporation, notwithstanding any different provision in the preceding Articles of the Bylaws or in the Articles of Incorporation of the corporation or in the Act. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon its termination, the emergency Bylaws shall cease to be operative.

During such emergency:

(a)    A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(b)    At any such meeting of the Board of Directors, a quorum shall consist of a majority of the directors who may be readily assembled.

(c)    The Board of Directors, either before or during any such emergency, may, provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

(d)    The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

No officer, director or employee acting in accordance with these emergency Bylaws shall be liable except for willful misconduct.

These emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

ADOPTED AND APPROVED this 2nd day of December, 1993.

/s/ Charles B. Lebovitz
Charles B. Lebovitz

/s/ Stephen D. Lebovitz
Stephen D. Lebovitz

/s/ John N. Foy
John N. Foy

DIRECTORS